                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                   ----------

                           CARAUSTAR INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            North Carolina                               58-1388387
     (State or Other Jurisdiction                     (I.R.S. Employer
  of Incorporation or Organization)                  Identification No.)

                             3100 Washington Street
                                  P.O. Box 115
                                Austell, GA 30001
                                 (770) 948-3101
          (Address of Principal Executive Offices, including Zip Code)

                                   ----------

                           CARAUSTAR INDUSTRIES, INC.
                                1998 KEY EMPLOYEE
                           INCENTIVE COMPENSATION PLAN
                            (Full Title of the Plan)

                                   ----------

                                    Copy to:

                               H. LEE THRASH, III
                   Vice President and Chief Financial Officer
                           Caraustar Industries, Inc.
                             3100 Washington Street
                                  P.O. Box 115
                                Austell, GA 30001
                                 (770) 948-3101
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------------
                                                                                     Proposed
                                              Amount             Proposed            Maximum
                                             of Shares           Maximum            Aggregate          Amount of
        Title of Each Class of                 to be          Offering Price         Offering         Registration
      Securities to be Registered           Registered        Per Share (1)         Price (1)             Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock                                 2,000,000           $28.16            $56,320,000          $16,615
$0.10 par value (including rights to
purchase Common Stock thereunder and
associated preferred stock purchase
rights under the Rights Agreement
described in the Exhibit list hereto)

(1) Estimated solely for purpose of calculating the registration pursuant to Rule 457(h), based on the market value of the Common Stock, par value $0.10 per share, of Caraustar Industries, Inc. (the "Shares"), which is the average of the high and low prices of the Shares reported on the NASDAQ Stock Market on June 24, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.       Plan Information.

              Omitted pursuant to the instructions and provisions of Form S-8.


Item 2.       Registrant Information and Employee Plan Annual Information.

              Omitted pursuant to the instructions and provisions of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

              The following documents filed with the Securities and Exchange Commission (the "Commission") by Caraustar Industries, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

              (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

              (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

              (c) The description of the Shares contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed by the Company for the purpose of updating such description; and

              (d) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold from the date of filing such documents with the Commission.

              Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed



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document (which also is or is deemed to be incorporated by reference herein)
modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

              Section 55-2-02 of the North Carolina Business Corporation Act (the ""Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Registrant's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

         Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax addressed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in



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

the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding in which the director was adjudged liable on the basis of having received an improper personal benefit.

         In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

         Because the Registrant's bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act, the Registrant may indemnify its directors, officers, employees and agents in advance with either the statutory or the nonstatutory standard. Additionally, the Registrant is contractually obligated to indemnify, to the fullest extent permitted by law, four individuals, three of whom are directors of the Registrant, for liabilities and expenses incurred through service as directors of Standard Gypsum Corporation, a subsidiary of the Registrant. These indemnification agreements are dated July 1, 1987. Two of the four individuals are no longer directors of the Standard Gypsum Corporation.

         Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

         Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Registrant has purchased and maintains such insurance.


Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              See the Exhibit Index on page 10.



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



Item 9.       Undertakings.

              (a)     The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales
              are being made, a post-effective amendment to this Registration
              Statement:

                             (i)    to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability
              under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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

                      (3) To remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 23rd day of June 1998.

                               Caraustar Industries, Inc.


                               By: /s/ H. Lee Thrash, III
                                   ------------------------------------------
                                   H. Lee Thrash, III
                                   Vice President and Chief Financial Officer


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

                                POWER OF ATTORNEY

         Each undersigned director and officer of Caraustar Industries, Inc. hereby constitutes and appoints H. Lee Thrash, III and Thomas V. Brown, and each of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

                Name                        Title                       Date
                ----                        -----                       ----

     /s/ Thomas V. Brown              President and Chief          June 23, 1998
------------------------------------  Executive Officer
         Thomas V. Brown              (Principal Executive
                                      Officer)


     /s/ H. Lee Thrash, III           Vice President and  Chief    June 23, 1998
------------------------------------  Financial Officer
         H. Lee Thrash, III           (Principal Financial
                                      Officer and Accounting
                                      Officer)

     /s/ Bob M. Prillaman             Director                     June 18, 1998
------------------------------------
         Bob M. Prillaman

     /s/ Russell M. Robinson, II      Chairman of the Board of     June 19, 1998
------------------------------------  Directors
         Russell M. Robinson, II

     /s/ Ralph M. Holt, Jr.           Director                     June 22, 1998
------------------------------------
         Ralph M. Holt, Jr.

     /s/ James H. Hance, Jr.          Director                     June 22, 1998
------------------------------------
         James H. Hance, Jr.

                                      Director
------------------------------------
         John D. Munford

     /s/ James E. Rogers              Director                     June 20, 1998
------------------------------------
         James E. Rogers


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

                                  EXHIBIT INDEX



                                                                   Filed herewith(*) or
                                                                Incorporated by Reference
Exhibit                                                                from Previous            Company Reg. No.
Number                        Description                             Exhibit Number               or Report
------                        -----------                             --------------               ---------
4.1        Specimen Common Stock Certificate                               4.01               Registration
                                                                                              Statement on Form S-1
                                                                                              (SEC File No.
                                                                                              33-50582)

4.2        Articles 3 and 4 of the Registrant's Amended and                3.01               Annual Report for
           Restated Articles of Incorporation                                                 1992 on Form 10-K
                                                                                              (SEC File No.
                                                                                              0-20646)

4.3        Article II of the Registrant's Second Amended                   3.02               Annual Report for
           and Restated Bylaws                                                                1992 on Form 10-K
                                                                                              (SEC File No.
                                                                                              0-20646)

4.4        Rights Agreement, dated as of April 19, 1995,                    1                 Current Report on
           between Registrant and First Union National Bank                                   Form 8-K dated April
           of North Carolina, as Rights Agent                                                 19, 1995 (SEC File
                                                                                              No. 0-20646)

4.5        The 1998 Key Employee Incentive Compensation                   10.14               Annual Report for
           Plan of the Registrant                                                             1997 on Form 10-K
                                                                                              (SEC File No.
                                                                                              0-20646)

5.1        Opinion of Robinson, Bradshaw & Hinson, P.A.                     *

23.1       Consent of Arthur Andersen LLP                                   *

23.2       Consent  of  Robinson,  Bradshaw  & Hinson,  P.A.
           (included in Exhibit 5.1)

24.1       Powers of Attorney (Included in signature pages)